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                                                                   Exhibit 10.2

                           INVESTORS RIGHTS AGREEMENT

         INVESTORS RIGHTS AGREEMENT (this "Agreement") is dated as of May 23, 2000 by and among (i) Beacon Power Corporation, a Delaware corporation (the "COMPANY"), (ii) the stockholders of the Company who are listed on Schedule A hereto (each, a "SCHEDULE A STOCKHOLDER" and collectively, the "SCHEDULE A STOCKHOLDERS"), and (iii) the other stockholders of the Company listed on Schedule B hereto (each, an "INVESTOR" and collectively, the "INVESTORS"). The Schedule A Stockholders and the Investors are collectively referred to herein as the "STOCKHOLDERS" and individually as a "STOCKHOLDER". Certain terms used in this Agreement are defined in EXHIBIT A hereto.

                                 R E C I T A L S
                                 ---------------

         A. Each of the Investors has made an investment in the Company by acquiring shares of the Company's capital stock (the "SHARES").

         B. In consideration of the investment made in the Company by each of the Investors, the Schedule A Stockholders and the Company have agreed to enter into this Agreement and to grant to the Investors the rights set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Stockholders and the Company (each a "PARTY" and collectively, the "PARTIES") agree as follows:

1.       BOARD OF DIRECTORS REPRESENTATION

         1.1. REPRESENTATION. From and after the date hereof, each Stockholder shall vote all of the voting securities of the Company over which such Stockholder has voting control so as to effect the following:

              (a) Subject to clause (c) below, the authorized number of directors of the Company's Board of Directors (the "BOARD") shall be established at seven members.

              (b) The following Persons shall be elected to the Board at each election of directors during the term of this Agreement:

                   (i) two Persons designated by Perseus Capital, L.L.C. ("PERSEUS");

                   (ii) one Person designated by DQE Enterprises, Inc. ("DUQUESNE");

                   (iii) subject to Section 1.3 herein, one Person designated by GE Capital Equity Investments, Inc. ("GE");


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                   (iv) one Person designated by Mechanical Technologies
Incorporated ("MTI");

                   (v) one Person designated by SatCon Technology Corporation ("SATCON"); and

                   (vi) William Stanton for as long as he remains the Chief Executive Officer of the Company or, if Mr. Stanton ceases to be the Chief Executive Officer of the Company, one Person jointly chosen by SatCon and Perseus.

The Persons elected to the Board pursuant to clauses (i) through (iv) are referred to herein as the "INVESTOR REPRESENTATIVES".

              (c) At any time, any Person designated to serve on the Board hereunder may be removed from the Board (and thereupon from all committees thereof) with or without cause, at the written request of the Stockholder (or Stockholders) that designated such director in accordance herewith.

              (d) In the event that any Person designated to serve on the Board hereunder for any reason ceases to serve as a director of the Board or any committee thereof during such director's term of office, the resulting vacancy on the Board or any Committees shall be filled by a Person designated by the Stockholder (or Stockholders) that designated the director vacating the office in accordance herewith.

              (e) In the event (i) the Company breaches in any material respect any of its covenants or agreements under the Securities Purchase Agreement dated as of May 23, 2000 by and among the Company, Perseus, Duquesne, Micro-Generation Technology Fund, L.L.C. ("MICRO"), GE, MTI, Penske Corporation and the Beacon Group Energy Investment Fund, L.P. ("Beacon Fund") (the "CLASS F AGREEMENT") or any Related Agreement (as defined in the Class F Agreement) and fails to cure such breach within 30 days after the delivery of a written notice to the Company describing such breach in reasonable detail, (ii) it becomes known that any of the representations and warranties of the Company contained in the Class F Agreement were not true and correct in all material respects as the date of the Closing (as defined in the Class F Agreement) and such inaccuracy is not cured within 30 days after the delivery of a written notice to the Company describing such inaccuracy in reasonable detail, (iii) the Company fails to redeem any shares of its Class F Preferred Stock as required by the Company's Certificate of Incorporation (as then in effect) at the time such redemption is required (including without limitation any failure to redeem that is based on a lack of legally available funds or any other legal or contractual prohibition or restriction upon redemption), or (iv) the Company or any of its subsidiaries becomes the subject of any proceeding under the Bankruptcy Code or any similar statute (whether voluntarily or involuntarily), then upon the occurrence of any such event the Board shall be increased by two additional members who shall be designated by holders of a majority of the outstanding shares of the Company's Class F Preferred Stock. To the extent any cure of a breach by the Company described in clause (i) or (ii) of the immediately preceding sentence would not cure any adverse effect resulting from such initial breach, no cure

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


period shall be deemed to be available to the Company with respect to such breach. Such increase in the size of the Board shall continue in effect until the breach or inaccuracy referenced in clause (i) or (ii) has been fully cured, the redemption referenced in clause (iii) has been fully effected, or the proceeding referenced in clause (iv) has been dismissed, as the case may be.

         1.2. ANNUAL BUDGET. At least 15 days prior to the beginning of each fiscal year, the Board shall, with the approval of a majority of the Investor Representatives, approve and adopt a budget for the Company for such fiscal year (in each case, an "Annual Budget").

         1.3. OBSERVER RIGHTS. For so long as Micro holds any capital stock of the Company, the Company shall invite a representative from Micro to attend all meetings of the Board, at the Company's expense, in a nonvoting observer capacity. For so long as Beacon Fund holds at least 5% of the capital stock of the Company, on a fully diluted basis, the Company shall invite a representative from Beacon Fund to attend all meetings of the Board, at the Company's expense, in a nonvoting observer capacity. GE may, at its sole discretion, elect to have a representative attend meetings of the Board as an observer in lieu of designating a director pursuant to Section 1.1(b)(iii) above. The Company shall provide all such representatives with the same financial and other information that is provided to the members of the Board in connection with any meetings of the Board. As a condition of the observer rights granted in this Section, each of Micro, Beacon Fund and GE agrees to abide by the Company's insider trading rules to the extent they are applicable to all members of the Board, and each such representatives of Micro, Beacon Fund and GE shall agree to abide by the Company's insider trading rules to the extent they are applicable to all members of the Board.

         1.4 RESTRICTIONS ON SALES BY MANAGEMENT. Except for transfers to Family Members, the Company shall prohibit each of its officers and other members of the Company's management team who hold in excess of 100,000 shares on a fully diluted basis from transferring any shares of capital stock of the Company without the Company first obtaining the affirmative vote of at least a two-thirds majority of the holders of Class F Preferred Stock, provided such two-thirds majority must consist of at least two holders of Class F Preferred Stock.

2.       REGISTRATION RIGHTS

         2.1. DEFINITIONS. For purposes of this Section 2:

              "Commencement Date" means the 180th day after the date on which the first of the following events occurs: (i) the Company consummates its initial public offering of securities under the Securities Act, (ii) the company registers a class of securities under Section 12(b) or 12(g) of the Exchange Act or (iii) the Company becomes required to file periodic reports with the Commission under Section 15(d) of the Exchange Act.

              "Commission" means the Securities and Exchange Commission or any successor thereto.


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              "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

              "Holder" means (i) an Investor, (ii) the partners, members or stockholders of an Investor collectively provided that such partners, members or stockholders act through such Investor or its successor and (iii) any person or entity to whom an Investor or any person or entity identified in clause (ii) of this definition sells, transfers or assigns Registrable Securities, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement.

              "Majority-In-Interest" means Holders of a majority of the Registrable Securities.

              "Register," "registered," and "registration" refer to an underwritten registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

              "Registration Expenses" means all expenses in connection with the Company's performance of or compliance with its obligations under this Section 2, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate, subject to the limitation as set forth in subsection (h) of Section 2.5 hereof); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange or automated quotation system on which the Company has made application for the listing of its Common Stock; and
(ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

              "Registrable Securities" means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise or conversion of any warrant, option or similar right owned by any Holder, but only to the extent such shares constitute "restricted securities" under Rule 144 under the Securities Act. Notwithstanding the

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foregoing, (i) until such time as all Registrable Securities held by Holders other than SatCon have been sold pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement, securities held by SatCon and its Affiliates shall not exceed, in the aggregate, 20% of the total Registrable Securities held by all Investors and (ii) no shares of Common Stock of the Company owned by any Schedule A Stockholder (other than SatCon) shall constitute Registrable Securities for purposes of Section 2.2 hereof.

              "Requestor" means the Holder or Holders that request the registration in question.

              "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         2.2. DEMAND REGISTRATIONS.

              (a) REQUEST FOR REGISTRATION. If at any time on or after the Commencement Date, the Majority-In-Interest with respect to any registration to be effected on a Form S-1 (or any successor long form) or any Holder with respect to any registration to be effected on a form other than a Form S-1 (or any successor long form) submits a written request (a "Demand Notice") to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a "Demand Registration"), then the Company shall:

                   (i) within five days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

                   (ii) as soon as practicable, use best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 days after the date the Company mails the written notice referred to in clause (i) above.

         Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 60 days provided that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

         Notwithstanding the foregoing, the Company shall not be required to effect (i) more than two registrations on any form other than a Form S-3 (or any successor short

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form), (ii) any registration where the anticipated aggregate gross proceeds from the sale of the Registrable Securities to be included in such registration is less than $500,000, or (iii) any registration requested within less than six months after the filing of another registration pursuant to this Section 2 in which all of the Registrable Securities requested to be included in such registration by participating Holders were so included.

              (b) UNDERWRITING. In connection with any registration under this
Section 2.2, if so requested by the Requestor, the Company shall enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements.

              (c) SHELF REGISTRATION. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2.2, the sale or other disposition of such Registrable Securities by the Holders may be made pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), such registration statement, unless otherwise directed by the Requestor, shall be filed as a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. The Company shall use its best efforts to keep such "shelf" registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. On one occasion during each twelve consecutive months such shelf registration statement remains effective, upon their receipt of a certificate signed by the president of the Company in accordance with the last paragraph of Section 2.2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 60 days; provided that this right to cause the Holders to refrain from making sales shall not be exercised by the Company during the one year period following any exercise of the Company's right to defer the filing or delay its effectiveness of a registration statement under the penultimate paragraph of Section 2.2(a).

         2.3. COMPANY REGISTRATION.

              (a) NOTICE OF REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its Capital Stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4, the Company shall:

                   (i) provide to each Holder written notice thereof at least twenty days prior to the filing of the registration statement by the Company in connection with such registration; and

                   (ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within fifteen days after the Company mails the written notice referred to above, subject to the provisions of
Section 2.3(b) below.

              (b) UNDERWRITING. The right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, first shares which the Company wishes to register for the account of third parties, then shares held by the Holders and, thereafter, to the extent necessary, shares which the Company wishes to register for its own account. As among the Holders as a group, the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration held by all Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

              (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

         2.4. EXPENSE OF REGISTRATION. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2.2, 2.3 and 2.5 shall be borne by Company.

         2.5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Section 2 to effect the registration of Registrable Securities, the Company shall:


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              (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided herein, provided that prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to each of the Investors whose Registrable Securities are covered by such registration statement, their counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

              (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided that except in the case of a shelf registration under Section 2.2(c) such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;

              (c) provide customary indemnity and contribution arrangements to any qualified independent underwriter or qualified independent pricer as defined in Schedule E of the Bylaws of the National Association of Securities Dealers, Inc. (a "Qualified Independent Underwriter/Pricer"), if requested by such Qualified Independent Underwriter/Pricer, on such reasonable terms as such Qualified Independent Underwriter/Pricer customarily requires;

              (d) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

              (e) promptly notify the selling holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement


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or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. ("NASD"), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable
Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

              (f) furnish to each selling holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

              (g) permit selling holders of Registrable Securities to rely on any representations and warranties made to any underwriter of the Company or any opinion of counsel or "cold comfort" letter delivered to any such underwriter, and indemnify each such holder to the same extent that it indemnifies any such underwriter;

              (h) use best efforts to (i) register or qualify the Registrable Securities to be included in a registration statement hereunder under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such holder; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.5(h), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

              (i) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange or automated quotation system on which the Company's Common Stock then trades;


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


              (j) otherwise use best efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

              (k) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

         2.6. INDEMNIFICATION. In the event any of the Registrable Securities are included in a registration statement under this Section 2:

              (a) the Company will indemnify each Holder who participates in such registration, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specially for use therein.

              (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each

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


of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding any other provision herein, each Holder's indemnification obligations under this Section 2.6(b) shall be limited to an amount not to exceed the net proceeds received by such Holder resulting from sales pursuant to such registration statement, prospectus, offering circular or other document.

              (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought provided that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

              (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding any other provision herein, each Holder's contribution obligations under this Section 2.6(d) shall be limited to an amount not to exceed the net proceeds received by such Holder resulting from sales pursuant to such registration statement, prospectus, offering circular or other document.

         2.7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use reasonably diligent efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after the Company registers a class of securities under Section 12 of the Exchange Act or completes a registered offering under the Securities Act; or

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

              (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the Company completes a registered offering under the Securities Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell Registrable Securities without registration.

         2.8. TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (a) ten years following the Commencement Date and (b) the date all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

         2.9. INFORMATION TO BE PROVIDED BY THE HOLDERS. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law.

         2.10. "STAND-OFF" AGREEMENT. Each Holder, if requested by the managing underwriter of the initial public offering of securities by the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company then held by such Holder for a specified period of time that is customary under the circumstances (not to exceed 180 days) following the effective date of the registration statement for such offering; provided that (a) no such agreement shall be required unless the officers, directors and any other stockholders holding at least 1% of the total Common Share Equivalents enter into a similar agreement covering the same period of time and (b) such agreement shall contain terms customary for such agreements; and further provided, that if the managing underwriter agrees to release any officer, director or stockholder holding at least 1% of the total Common Share Equivalents (a "Released Holder") from its stand-off obligations under this Section 2.10, all other Holders shall be released from their respective stand-off obligations and be allowed to participate, together with such Released Holder, on a pro rata basis in such offering. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 2.10.

3.       PURCHASE RIGHTS REGARDING FUTURE
         SALES OF CAPITAL SECURITIES BY THE COMPANY

         Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Investor a purchase right with respect to future sales by the Company of its Capital Securities (as hereinafter defined). Each Investor shall be entitled to apportion the purchase right hereby granted it among itself and its members, partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or any securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock (collectively, "Capital Securities"), the Company shall first make an offering of such Capital Securities to each Investor in accordance with the following provisions:

              (a) The Company shall deliver a notice by certified mail (a "Company Sales Notice") to the Investors stating (i) its bona fide intention to offer such Capital Securities, (ii) the number of such Capital Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Capital Securities.

              (b) Within 20 Business Days after receipt of a Company Sales Notice, each Investor that desires to purchase any of the Capital Securities specified in such Company Sales Notice at the price and on the terms specified in such Sales Notice shall provide to the Company a written notice (a "Company Purchase Notice") setting forth the number of such Capital Securities such Investor is willing to purchase. If the total number of Capital Securities specified in all of the Company Purchase Notices received by the Company within such period exceeds the total number of Capital Securities specified in such Company Sales Notice or such greater number of Capital Securities that the Company is willing to sell at the price and on the terms specified in such Company Sales Notice, then the Capital Securities to be sold shall be allocated among the Investors in the same proportion that each such Investor's Common Share Equivalents bear to the total Common Share Equivalents owned by all of the Investors that have delivered Company Purchase Notices; provided that if such allocation would result in any Investor being allocated Capital Securities under this subsection (b) in excess of the total number of Capital Securities that it specified in its Purchase Notice, such excess Capital Securities shall be allocated among the other Investors that have not been allocated Capital Securities equal to the number of Capital Securities specified in their Company Purchase Notices in a manner that results in such other Investors receiving in the aggregate under this subsection (b) an equal percentage of the total number of Capital Securities specified in their respective Company Purchase Notices. All allocations made pursuant to this subsection (b) shall be rounded to the nearest whole Capital Security. The Capital Securities allocated to each Investor under this subsection (b) shall be purchased by such Investor at the price and on the terms specified in the Company Sales Notice at a closing to be held within 40 Business Days after the delivery of the Company Sales Notice. Such date shall be specified by the Company in a written notice delivered to each Investor participating in such sale at least 10 Business Days prior thereto.

              (c) If all Capital Securities that the Investors are entitled to purchase pursuant to Section 3(b) are not elected to be purchased as provided in
Section 3(b) hereof, the Company may, during the 120-day period following the expiration of the period provided in Section 3(b) hereof, offer the remaining unsubscribed portion of such Capital Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Company Sales Notice with respect thereto. If the Company does not enter into an agreement for the sale of such Capital Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Capital Securities shall not be offered unless first reoffered to the Investors in accordance herewith.

              (d) The purchase right granted in this Section 3 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to consultants, officers, directors and employees for the primary purpose of soliciting or retaining their employment or services in a transaction or pursuant to a plan approved by the Board, (ii) as part of or after a Qualified Initial Public Offering, (iii) the issuance of securities pursuant to the conversion or exercise of outstanding convertible securities or warrants, options or similar rights, (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of warrants, options or similar securities to a bank or other institutional lender as consideration for the extension of credit by such lender to the Company, or
(vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) or such issuance is expressly approved by a majority of the director representatives of the Investors on the Board.



4.       INFORMATION AND INSPECTION RIGHTS

         4.1 INFORMATION. The Company shall deliver to each Investor for so long as such Investor (together with and any Persons whose securities are aggregated with those of such Investor pursuant to Section 8.9 hereof for purposes of the Agreement) holds 500,000 Common Share Equivalents:

              (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement of the Company for such fiscal year, a cash flow statement of the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, with each such financial statement to be in reasonable detail, prepared in accordance GAAP, and audited and certified by a firm of independent public accountants of nationally recognized standing selected by the Company;

              (b) as soon as practicable, but in any event within sixty days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows of the Company for such fiscal quarter and an unaudited balance sheet of the Company as of the end of such fiscal quarter;

              (c) within thirty days of the end of each calendar month, unaudited statements of income and cash flows and balance sheet of the Company for and as of the end of such month, in reasonable detail;

              (d) as soon as practicable, but in any event at least thirty days prior to the end of each fiscal year, a budget and business plan of the Company for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

              (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 4.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation, cash flows and changes in shareholders' equity for the period specified, subject to year-end audit adjustments; and

              (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor may from time to time request.

         4.2. INSPECTION. During any period in which a Investor is entitled to receive the materials specified in Section 4.1 hereof, the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties during normal business hours and upon reasonable prior notice, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and accountants, all at such reasonable times and upon reasonable notice as may be requested by such Investor.



5.       RIGHT OF FIRST OFFER

         5.1. NOTICE. In the event any Schedule A Stockholder (a "Selling Stockholder") desires to sell, transfer or otherwise dispose of any or all of the shares of capital stock of the Company owned of record or beneficially by such Stockholder or any securities ultimately convertible into or exercisable for any such shares of capital stock (collectively, the "Target Shares"), such Selling Stockholder shall promptly deliver to the Company and the Investors, a written notice of such intended disposition (a "Disposition Notice") setting forth the proposed terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, and the minimum consideration such Selling Stockholder will accept in payment for such securities. Except as otherwise provided herein, a Schedule A Stockholder may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless it delivers to the Company and the Investors a Disposition Notice and complies with the provisions of this Section 5.1 or unless the proposed sale, transfer or disposition is exempt under Section 5.6 hereof from the right of first offer granted herein.

         5.2. THE COMPANY'S RIGHT. The Company shall, for a period of thirty days following receipt of a Disposition Notice, have the right to purchase the Target Shares specified therein upon the terms and conditions specified in the Disposition Notice, subject to the conditions contained in this Section 5.2. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Selling Stockholder and the Investors prior to the expiration of such thirty-day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall complete the repurchase of such Target Shares, by no later than twenty Business Days after the delivery of the Exercise Notice. At such time, the Selling Stockholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, then such right to repurchase shall be contingent upon the election of one or more of the Investors to repurchase the remaining Target Shares. The Company shall notify the Investors of its intent to repurchase only a portion of the Target Shares within the thirty-day exercise period above defined. In such event, the Company's repurchase of such Target Shares shall be consummated, if at all, at the time of the Investors' exercise of its repurchase rights in accordance with
Section 5.3 hereof. In the event one or more of the Investors do not elect to repurchase the remaining Target Shares, the Company shall be deemed to have waived its right under this Section 5.2.

         5.3. THE INVESTORS' RIGHT. Subject to the rights of the Company under
Section 5.2 hereof, for a period of the shorter of (i) thirty days from receipt of the Disposition Notice and (ii) fifteen days from receipt of written notice of the Company's election either to waive its purchase right or to repurchase only a portion of the Target Shares, each of the Investors shall have the right to purchase all of the Target Shares if the Company has elected to waive its right, or all or a portion of the remaining balance of the Target Shares after the Company has elected to repurchase only a portion thereof, upon the terms and conditions specified in the Disposition Notice. The Investors shall exercise such right in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in paragraph 5.2 above. To the extent that the Target Shares need to be allocated among the Investors, they shall be allocated PRO RATA based on the holdings of Common Share Equivalents of each Investor that desires to exercise its purchase right.

         5.4. NON-EXERCISE OF PURCHASE RIGHT. In the event an Exercise Notice with respect to any portion of the Target Shares is not given to the Selling Stockholder by the Company or any of the Investors within the period specified herein following the date of the Company's and the Investors' receipt of the Disposition Notice, then subject to compliance with the provisions of Section
5.5 hereof, the Selling Stockholder shall have a period of 120 days thereafter in which to sell the Target Shares upon terms and conditions (including the purchase price) no more favorable to the acquirer than those specified in the Disposition Notice. It shall be a condition to any such disposition that the acquiror agree to be bound by and comply with all of the provisions of this Agreement applicable to such Selling Stockholder with respect to such Target Shares. In the event the Selling Stockholder does not consummate the sale or disposition of the Target Shares within such 120 day period, the Company's and the Investors' purchase rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Selling Stockholder until such right terminates in accordance with Section 8.1 hereof.

         5.5. EXEMPT TRANSFERS. Notwithstanding the foregoing, the purchase rights of the Company and the Investors set forth in this Section 5 shall not apply to any transfer by a Selling Stockholder to (a) the ancestors, descendants, siblings or spouse of the Selling Stockholder or to trusts for the benefit of such persons or the Selling Stockholder, (b) to such Selling Stockholder's Affiliates, or (c) in the case of a Selling Stockholder that is a private investment company, to the partners, members, stockholders or other investors of such Selling Stockholders as a distribution or similar transfer from such Selling Stockholder; provided that in each of the foregoing cases, the transferee shall furnish the Investors and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain subject to the provisions of this Agreement, and such transferee shall be treated as a "Stockholder" (and a transferee of a Schedule A Stockholder shall be treated as a "Schedule A Stockholder") for the purposes of this Agreement.

         5.6 ADDITIONAL RESTRICTION ON DISPOSITIONS BY MANAGEMENT. No Schedule A Stockholder who is an officer or employee of the Company as of the date hereof or becomes an officer or employee of the Company after the date hereof shall sell or otherwise dispose of any shares of the capital stock of the Company without the prior approval of a majority of the Investor Representatives on the Board.

6.       CO-SALE RIGHTS

         6.1. NOTICE. In the event an Investor that holds at least 2,500,000 Common Share Equivalents or a Schedule A Stockholder (a "Selling Major Stockholder") desires to accept a bona fide offer from a financially capable acquiror for the sale, transfer or other disposition of any or all of the shares of capital stock of the Company owned of record or beneficially by such Selling Major Stockholder or any securities ultimately convertible into or exercisable for any such shares of capital stock (collectively, the "Sale Shares"), such Selling Major Stockholder shall promptly deliver to the Company and the other Stockholders, a written notice of such intended disposition (a "Sale Notice") setting forth the terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, the consideration to be paid for such securities and the identity of the proposed acquirer. Except as otherwise provided herein, a Selling Major Stockholder may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless it delivers to the Company and the Stockholders a Sales Notice and complies with the provisions of this Section 6 or unless the proposed sale, transfer or disposition is exempt under Section 6.6 hereof from the co-sale rights granted herein.

         6.2. GRANT OF CO-SALE RIGHTS. Each Stockholder (other than the Selling Major Stockholder) shall have the right, exercisable upon written notice to the Selling Major Stockholder within thirty days after receipt of the Selling Major Stockholder's Sale Notice, to participate in such sale of the Sale Shares on the same terms and conditions as those set forth in the Sale Notice. To the extent any other Stockholder exercises such right of participation (a "Participating Stockholder"), the number of shares of Sale Shares that the Selling Major Stockholder may sell in the transaction shall be correspondingly reduced. The right of participation of each Stockholder shall be subject to the terms and conditions set forth in this Section 6.2.

              (a) Each Participating Stockholder and the Selling Major Stockholder shall be deemed to own the number of shares of Common Stock that it actually owns plus the number of shares of Common Stock that are issuable upon conversion of any convertible securities of the Company or upon the exercise of any warrants, options or similar rights then owned by it at an exercise price less than the purchase price specified in the Sale Notice.

              (b) Each Participating Stockholder may sell all or any part of a number of Sale Shares equal to the product obtained by multiplying (i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company deemed to be owned by such Participating Stockholder and the denominator of which is the total number of outstanding shares of Common Stock of the Company deemed to be owned by the Selling Major Stockholder and all Participating Stockholders.

              (c) Each Participating Stockholder may effect its participation in the sale by delivering to the Selling Major Stockholder for transfer to the acquirer one or more certificates, properly endorsed for transfer, which represent:

                   (i) the number of shares that it elects to sell pursuant to this Section 6.2;

                   (ii) that number of shares of convertible securities of the Company that is at such time convertible into the number of shares of Common Stock that it has elected to sell pursuant to this Section 6.2; provided, however, that if the acquirer objects to the delivery of convertible securities of the Company in lieu of Common Stock, the Participating Stockholder may, to the extent permitted by the terms of such security, convert and deliver Common Stock as provided in subparagraph (i) above; or

                   (iii) a combination of the foregoing that in the aggregate represents the number of shares of Common Stock to be sold by the Participating Stockholder.

         6.3. PAYMENT OF PROCEEDS. The stock certificates that the Participating Stockholders deliver to the Selling Major Stockholder pursuant to Section 6.2 shall be transferred by the Selling Major Stockholder to the acquirer in consummation of the sale of the Sale Shares pursuant to the terms and conditions specified in the Sale Notice, and the Selling Major Stockholder shall promptly thereafter remit to the Participating Stockholders that portion of the sale proceeds to which such Participating Stockholder is entitled by reason of its participation in such sale.

         6.4. NON-EXERCISE. The exercise or non-exercise of the rights of the Participating Stockholders hereunder to participate in one or more sales of Sale Shares made by the Selling Major Stockholder shall not adversely affect its right to participate in subsequent sales by the Selling Major Stockholder. In the event none of the Stockholders elect to exercise their co-sale rights hereunder with respect to a disposition, the Selling Major Stockholder that sent the Sale Notice regarding such disposition may consummate such disposition in accordance with the terms specified in the Sale Notice but only within 90 days after the expiration of the Stockholders' co-sale rights.

         6.5. PROHIBITED TRANSFERS. In the event a Major Stockholder should sell any Sale Shares of the Company in contravention of the co-sale rights of any other Stockholder under this Agreement (a "Prohibited Transfer"), such other Stockholder shall have the option to sell to the Selling Major Stockholder a number of shares of Common Stock of the Company (either directly or through delivery of convertible securities) equal to the number of shares that such other Stockholder would have been entitled to sell had such Prohibited Transfer been effected in accordance with Section 6.2 hereof, on the following terms and conditions:

              (a) The price per share at which the shares are to be sold to the Selling Major Stockholder shall be equal to the price per share paid to the Selling Major Stockholder by the third-party acquiror or acquirer of the Selling Major Stockholder's Sale Shares in the disposition referenced in the Sale Notice.

              (b) The other Stockholder shall deliver to the Selling Major Stockholder, within 30 days after it has received notice from the Selling Major Stockholder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

              (c) The Selling Major Stockholder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of such other Stockholder, and shall reimburse the other Stockholder for any additional expenses reasonably incurred, including reasonable legal fees and expenses, incurred in effecting such purchase and resale.

         6.6. EXEMPT TRANSFERS. The provisions of this Section 6 shall not apply
(a) a sale of any stock to the Company including pursuant to the exercise by the Company of its purchase right under Section 5.1 hereof or (b) any transfer by a Selling Major

Stockholder to (i) the ancestors, descendants, siblings or spouse of the Selling Major Stockholder or to trusts for the benefit of such persons or the Selling Major Stockholder, (ii) to such Selling Major Stockholder's Affiliates, or (iii) in the case of a Selling Major Stockholder that is a private investment company, to the partners, members, stockholders or other investors of such Selling Major Stockholders as a distribution or similar transfer from such Selling Major Stockholder; provided that in each of the foregoing cases in this clause (b), the transferee shall furnish the Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain subject to the provisions of this Agreement, and such transferee shall be treated as a "Stockholder" (and a transferee of a Schedule A Stockholder shall be treated as a "Schedule A Stockholder") for the purposes of this Agreement.

7.       LEGEND REQUIREMENTS

         7.1. LEGEND. Each certificate representing the shares of capital stock (or securities convertible into or exercisable for shares of capital stock) of the Company owned by the Stockholders shall be endorsed with the following legend:


         "THE SALE OR TRANSFER, THE VOTING AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         7.2. REMOVAL. The legend set forth in Section 7.1 hereof shall be removed upon termination of this Agreement in accordance with the provisions of
Section 8.1.


8.       MISCELLANEOUS PROVISIONS

         8.1. TERMINATION. Except as otherwise provided herein, the rights and obligations of the Company and the Stockholder under this Agreement (other than Section 2 hereof) shall terminate as to any specific Stockholder at such time as such Stockholder shall no longer own shares of Common Stock or securities of the Company convertible or exercisable for shares of Common Stock that equal or represent the right to acquire, in the aggregate, at least 500,000 shares of Common Stock (subject to appropriate adjustment in the case of any stock dividend, stock split or other recapitalization or similar transaction). Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 2 hereof) shall terminate immediately upon the earlier of
(a) the closing of a Qualified Initial Public Offering, (b) the closing of the Company's sale of all or substantially all of its assets for a purchase price of at least $200 million or the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Company's outstanding stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or (c) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

         8.2. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the following address or facsimile number (as the case may be): for the Company, the address or facsimile number listed below the signature of the Company on the Company's signature page hereto for each Stockholder, the address or facsimile number specified for such Stockholder on SCHEDULE A or B hereto if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

         8.3. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

         8.4. WAIVER OR MODIFICATION. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by Investors that hold a two-thirds majority of the total Common Share Equivalents held by all of the Investors; provided, that to the extent any such amendment or modification would adversely affect any class of securities issued by the Company, such amendment or modification shall only be effective upon the affirmative vote of a majority of such class, voting as a class.

         8.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. Each of the parties hereto hereby waives any right to trial by jury in any action, suit or proceeding that may arise out of or relate to this Agreement, any Related Agreement or any of the transactions contemplated by this Agreement or any Related Agreement, whether the matter asserted in such action, suit or proceeding is grounded in tort, contract or otherwise.

         8.6. ATTORNEYS' FEES. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

         8.7. FURTHER ASSURANCES. Each Party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

         8.8. PERMITTED TRANSFEREES. Nothing in this Agreement shall be deemed to prohibit an Investor from transferring any of its Registrable Securities to its affiliates, partners, members or stockholders provided that such transfers are made in accordance with the securities registration requirements of the Securities Act and any applicable state securities laws, or pursuant to an exemption from such registration requirements.

         8.9. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Each Stockholder may assign its rights hereunder to (i) any transferee of Shares held by such Stockholder that holds, in the aggregate, at least 500,000 Common Share Equivalents after such transfer, (ii) the ancestors, descendants, siblings or spouse of such Stockholder or to trusts for the benefit of such persons or such Stockholder, (iii) to such Stockholder's Affiliates, or (iv) in the case of a Stockholder that is a private investment company, to the partners, members, stockholders or other investors of such Selling Major Stockholders as a distribution or similar transfer from such Selling Major Stockholder; provided that in each of the foregoing cases, the transferee shall furnish the other Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferee shall be treated as a "Stockholder" (and a transferee of a Schedule A Stockholder shall be treated as a "Schedule A Stockholder") for the purposes of this Agreement.

         8.10. AGGREGATION OF STOCK. For purposes of determining the availability of any rights under this Agreement, the number of shares of Common Stock or other securities of the Company deemed to be owned by a Stockholder or other Person shall include all such shares or other securities owned by such Stockholder or other Person, such Stockholder's (or other Person's) Affiliates and their respective partners, members, or shareholders, and any other person or entity that acquires any such shares or other securities from any of the foregoing by gift, will or intestate succession.

         8.11. NONSOLICITATION. During the period beginning on the date hereof and ending on the third anniversary hereof (the "NONSOLICITATION PERIOD") the Company shall not, nor shall the Company permit any of its officers, directors, employees, agents or other representatives to, directly or indirectly, without prior written consent of GE, (i) actively solicit any employee of, or (ii) actively solicit any employee who, within the six months prior to the date of such solicitation or hiring, had been an employee of, GE, GE Capital Equity Capital Group, Inc. or GE Capital Structured Finance Group, Inc. It is understood that generic advertising shall not constitute "active solicitation" for purposes of this Section 8.11. GE may seek injunctive relief to prevent any such violations during the Nonsolicitation Period and also may seek monetary damages in respect of any violations of this Section 8.11.

         8.12 TERMINATION OF CERTAIN OTHER RIGHTS. Upon the execution and delivery of this Agreement, the Stockholders and the Company shall waive and forever release all rights they may have under the following provisions of certain prior agreements regarding the Company: (a) Sections 7.1, 7.3, 7.4, 7.5 and 7.6 of the Securities Purchase Agreement, dated October 23, 1998, by and among the Company and certain of the Purchasers (the "CLASS D AGREEMENT"), (b) all prior registration rights granted by the Company under any previous agreement with the Company (including without limitation

Exhibit F to the Class D Agreement and the Registration Rights Agreement dated as of April 7, 2000 by and among the Company, Perseus, Duquesne, Micro and SatCon), (c) Sections 6.1, 6.2, 6.3 and 6.4 of the Securities Purchase Agreement, dated April 7, 2000, relating to the Class E Preferred Stock and (d) Sections 1 through 4, 5.1, 5.2 and 6 the Shareholders Agreement dated as of October 23, 1998 by and among the Company, Perseus, Duquesne, Micro and SatCon.

                            [Company Signature page]

         IN WITNESS WHEREOF, the undersigned Stockholder has executed this Agreement as of the day and year first above written.



                                      BEACON POWER CORPORATION


                                      By: /s/ William E. Stanton
                                         --------------------------------------
                                      Name: William E. Stanton
                                           ------------------------------------
                                      Title: President
                                            -----------------------------------


                                      ADDRESS FOR NOTICE:

                                       Beacon Power Corporation
                                      -----------------------------------------
                                       6D Gill Street
                                      -----------------------------------------
                                       Woburn, MA 01801
                                      -----------------------------------------
                                      Facsimile No.: (781) 938-9401
                                                   ----------------------------
                                      Attn: Chief Executive Officer
                                           ------------------------------------


                                      With a copy to:

                                       Edwards & Angell, LLP
                                      -----------------------------------------
                                       101 Federal Street
                                      -----------------------------------------
                                       Boston, MA 02110
                                      -----------------------------------------
                                      Facsimile No.: (617) 439-4170
                                                   ----------------------------
                                      Attn: Albert L. Sokol, Esq.
                                           ------------------------------------

                     [Schedule A Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned Schedule A Stockholder has executed this Agreement as of the day and year first above written.

                                  Signature:

                                  /s/ James S. Bezreh
                                  ---------------------------------------------
                                  James S. Bezreh

                                  Signature:

                                  /s/ Russel S. Jackson
                                  ---------------------------------------------
                                  Russel S. Jackson


                                  Signature:

                                  /s/ Russell A. Kelley
                                  ---------------------------------------------
                                  Russell A. Kelley

                                  Signature:

                                  /s/ Stephen J. O'Connor
                                  ---------------------------------------------
                                  Stephen J. O'Connor


                                  Signature

                                  /s/ Jane E. O'Sullivan
                                  ---------------------------------------------
                                  Jane E. O'Sullivan


                                  Signature:

                                  /s/ Robert G. Wilkinson
                                  ---------------------------------------------
                                  Robert G. Wilkinson


                                  SATCON TECHNOLOGY CORP.


                                   By: /s/ Sean F. Moran
                                      -----------------------------------------
                                   Name: Sean F. Moran
                                        ---------------------------------------
                                   Title: Vice President of Finance,
                                          Chief Financial Officer and Treasurer
                                          -------------------------------------

         IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the date and year first written above.


                                   PERSEUS CAPITAL, L.L.C.


                                   By: /s/ Philip J. Deutch
                                      -----------------------------------------
                                   Name: Philip J. Deutch
                                        ---------------------------------------
                                   Title: Managing Director
                                         --------------------------------------


                                   DQE ENTERPRISES, INC.

                                   By: /s/ Eric R. Stoltz
                                      -----------------------------------------
                                   Name: Eric R. Stoltz
                                        ---------------------------------------
                                   Title: Vice President and Treasurer
                                         --------------------------------------


                                   MICRO-GENERATION
                                   TECHNOLOGY FUND, L.L.C.

                                   BY ARETE CORPORATION,
                                   ITS MANAGER


                                   By: /s/ Robert W. Shaw, Jr.
                                      -----------------------------------------
                                       Robert W. Shaw, Jr.
                                       President

                                   GE CAPITAL EQUITY INVESTMENTS, INC.

                                   By:     /s/ Hans Kobler
                                      -----------------------------------------
                                   Name:       Hans Kobler
                                        ---------------------------------------
                                   Title:      Vice President
                                         --------------------------------------


                                   MECHANICAL TECHNOLOGY, INC.

                                   By: /s/ Catherine S. Hill
                                      -----------------------------------------
                                   Name: Catherine S. Hill
                                        ---------------------------------------
                                   Title: Vice President
                                         --------------------------------------


                                   PENSKE CORPORATION

                                   By: /s/ Peter E. Mogk
                                      -----------------------------------------
                                   Name: Peter E. Mogk
                                        ---------------------------------------
                                   Title: Vice President and Treasurer
                                         --------------------------------------


                                   THE BEACON GROUP ENERGY
                                   INVESTMENT FUND II, L.P.

                                   By: Beacon Energy Investors II, L.P.,
                                       its general partner,


                                   By: /s/ Richard Aube
                                      -----------------------------------------
                                          Authorized Signatory

                                   SATCON TECHNOLOGY CORP.

                                   By: /s/ Sean F. Moran
                                      -----------------------------------------
                                   Name: Sean F. Moran
                                        ---------------------------------------
                                   Title: Vice President of Finance,
                                          Chief Financial Officer and Treasurer
                                         --------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Affiliate" of any Person (the "Subject Person") means any Person that Controls, is Controlled by or is under common Control with the Subject Person.

          "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the District of Columbia, State of New York or the State of Massachusetts are authorized to be closed.

          "Common Share Equivalents" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of the number of shares of Common Stock owned by such Person plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Control" and derivatives thereof mean the power to control the management and policies of the Controlled Person where by ownership of voting securities, contract or otherwise.

         "Family Members" means, as applied to any individual, such individual's spouse, children (including stepchildren or adopted children), grandchildren, parents, siblings, nieces, nephews or any spouse of any of the foregoing, and any trust created solely for estate planning purposes for the exclusive benefit of any one or more of them.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Person" means any individual, entity or governmental body.

         "Qualified Initial Public Offering" means a public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, that is underwritten by one or more nationally recognized investment banking firms or a syndicate managed or co-managed by one or more nationally recognized investment banking firms that results in the Company receiving at least $30 million in gross proceeds and the Common Stock being traded on the New York Stock Exchange or the Nasdaq National Market and that is made at an initial public offering price that reflects a market capitalization value of at least $200 million.

                                   SCHEDULE A



                          SatCon Technology Corporation

                                 James S. Bezreh

                                Russel S. Jackson

                                Russell A. Kelley

                               Stephen J. O'Connor

                               Jane E. O'Sullivan

                               Robert G. Wilkinson

                                   SCHEDULE B



                             Perseus Capital, L.L.C.

                              DQE Enterprises, Inc.

                    Micro-Generation Technology Fund, L.L.C.

                       GE Capital Equity Investments, Inc.

                           Mechanical Technology, Inc.

                               Penske Corporation

                The Beacon Group Energy Investment Fund II, L.P.

                             SatCon Technology Corp.


                                       3